Exhibit 2.1





                          AGREEMENT AND PLAN OF MERGER



                          Dated as of December 8, 1996,



                                      Among



                            HOMESTAKE MINING COMPANY



                                   HMGLD CORP.



                                       and



                        SANTA FE PACIFIC GOLD CORPORATION

                                                     TABLE OF CONTENTS

                                                                                                          Page

Parties and Recitals......................................................................................   1

                                    ARTICLE I

                                   The Merger

SECTION 1.01.
The Merger................................................................................................   2
SECTION 1.02.
Closing...................................................................................................   2
SECTION 1.03.
Effective Time of the Merger..............................................................................   2
SECTION 1.04.
Effects of the Merger.....................................................................................   3
SECTION 1.05.
Certificate of Incorporation and
                             By-laws......................................................................   3
SECTION 1.06.
Directors.................................................................................................   3
SECTION 1.07.
Officers..................................................................................................   3


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 2.01.
Effect on Capital Stock...................................................................................   4
SECTION 2.02.
Exchange of Certificates..................................................................................   5


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.
Representations and Warranties of the
                             Company......................................................................  10
SECTION 3.02.
Representations and Warranties of
                             Parent and Sub...............................................................  26




                                                                              2


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
SECTION 4.01.
Conduct of Business.......................................................................................  41
SECTION 4.02.
No Solicitation by the Company............................................................................  48
SECTION 4.03.   No Solicitation by Parent ................................................................  50



                                    ARTICLE V

                              Additional Agreements


SECTION 5.01.
Preparation of Form S-4 and the Proxy
                             Statement; Company's Stockholders'
                             Meeting and Parent's Stockholders'
                             Meeting...................................................................... 52
SECTION 5.02.
Letter of the Company's Accountants....................................................................... 55
SECTION 5.03.
Letter of Parent's Accountants............................................................................ 55
SECTION 5.04.
Access to Information;
                             Confidentiality.............................................................. 55
SECTION 5.05.
Reasonable Efforts; Notification.......................................................................... 55
SECTION 5.06.
Rights Agreement; Consequences if
                             Rights Triggered ............................................................ 57
SECTION 5.07.
Company Employee Stock Options............................................................................ 58
SECTION 5.08.
Benefit Plans............................................................................................. 60
SECTION 5.09.
Indemnification........................................................................................... 61
SECTION 5.10.
Fees and Expenses......................................................................................... 62
SECTION 5.11.
Public Announcements...................................................................................... 62
 SECTION 5.12.
Tax and Accounting Treatment.............................................................................. 62
SECTION 5.13.
Affiliates................................................................................................ 62
SECTION 5.14.
Stock Exchange Listing.................................................................................... 63
 SECTION 5.15.
Parent Board of Directors................................................................................. 63
SECTION 5.16.
Parent Officers........................................................................................... 64



                                                                             3



                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.
Conditions to Each Party's Obligation
                             To Effect the Merger......................................................... 65
SECTION 6.02.
Conditions to Obligations of Parent
                             and Sub...................................................................... 66
SECTION 6.03.
Conditions to Obligation of the
                             Company...................................................................... 68



                                   ARTICLE VII

                        Termination, Amendment and Waiver
SECTION 7.01.
Termination............................................................................................... 69
SECTION 7.02.
Effect of Termination..................................................................................... 71
SECTION 7.03.
Amendment................................................................................................. 73
SECTION 7.04.
Extension; Waiver......................................................................................... 73
SECTION 7.05.
Procedure for Termination, Amendment,
                             Extension or Waiver.......................................................... 74


                                                                             4


                                  ARTICLE VIII

                               General Provisions

SECTION 8.01.
Nonsurvival of Representations and
                             Warranties................................................................... 74
SECTION 8.02.
Notices................................................................................................... 74
SECTION 8.03.
Definitions............................................................................................... 76
SECTION 8.04.
Interpretation............................................................................................ 76
SECTION 8.05.
Severability.............................................................................................. 76
SECTION 8.06.
Counterparts.............................................................................................. 77
SECTION 8.07.
Entire Agreement; No Third-Party
                             Beneficiaries................................................................ 77
SECTION 8.08.
Governing Law............................................................................................. 77
SECTION 8.09.
Assignment................................................................................................ 77
SECTION 8.10.
Enforcement............................................................................................... 77


Exhibit A -- Form of Company Affiliate Letter
Exhibit B -- Form of Parent Affiliate Letter

                     Location of Defined Terms in Agreement


Term                                                  Location in Agreement

"affiliate"                                                   ss.8.03
"Amendment to Parent's
  Certificate of Designation"                                 ss.3.02(d)
"Amendment to Parent's Restated
  Certificate of Incorporation"                               ss.3.02(d)
"Certificate of Merger                                        ss.1.03
"Certificates"                                                ss.2.02(b)
"Closing Date"                                                ss.1.02
"Common Shares Trust"                                         ss.2.02(e)
"Company Benefit Plans"                                       ss.3.01(i)
"Company Capital Stock"                                       ss.3.01(c)
"Company Common Stock"                                         Recitals
"Company Disclosure Letter"                                   ss.3.01(b)
"Company Employee Stock
  Options"                                                    ss.3.01(c)
"Company Employee Stock
  Plans                                                       ss.3.01(c)
"Company Material Adverse
  Effect"                                                     ss.3.01(a)
"Company Property"                                            ss.3.01(u)
"Company Rights"                                              ss.3.01(c)
"Company Rights Agreement"                                    ss.3.01(c)
"Company SEC Documents"                                       ss.3.01(e)
"Company Series A Preferred
  Stock"                                                      ss.3.01(c)
"Company Significant
  Subsidiary"                                                 ss.3.01(a)
"Company Stock Plans"                                         ss.5.08(a)
"Company Stockholder
  Approval"                                                   ss.3.01(k)
"Company Subsidiary"                                          ss.4.02(a)
"Company's Stockholders'
  Meeting"                                                    ss.5.01(b)
"Confidentiality Agreement"                                   ss.5.04

"Conversion Number"                                            Recitals
"Contract"                                                    ss.3.01(d)
"DGCL"                                                        ss.1.01
"D&O Insurance"                                               ss.5.09
"Effective Time of the
  Merger"                                                     ss.1.03
"Environmental Law"                                           ss.3.01(r)
"ERISA"                                                       ss.3.01(j)
"Excess Shares"                                               ss.2.2(e)
"Exchange Act"                                                ss.3.01(d)
"Exchange Agent"                                              ss.2.02(a)
"Filed Company SEC
  Documents"                                                  ss.3.01(g)
"Filed Parent SEC
  Documents"                                                  ss.3.02(g)
"Form S-4"                                                    ss.3.01(f)
"Governmental Entity"                                         ss.3.01(d)
"Hazardous Substances"                                        ss.3.01(r)
"HSR Act"                                                     ss.3.01(d)
"LSARs"                                                       ss.4.01(a)
"Liens"                                                       ss.3.01(b)
"Material Breach"                                             ss.7.02(e)
"Maximum Period"                                              ss.5.09
"NYSE"                                                        ss.2.02(e)
"Options"                                                     ss.3.01(c)
"Parent Benefit Plans"                                        ss.3.02(i)
"Parent Common Stock"                                         Recitals
"Parent Convertible Notes"                                    ss.3.02(c)
"Parent Disclosure Letter"                                    ss.3.02(b)
"Parent Employee Stock
  Plans"                                                      ss.3.02(c)
"Parent Employee Stock
  Options"                                                    ss.3.02(c)
"Parent LSARs"                                                ss.5.01(a)
"Parent Material Adverse
  Effect"                                                     ss.3.02(a)
"Parent Phantom Stock Options"                                ss.5.07(a)
"Parent Property"                                             ss.3.02(v)
"Parent Rights"                                               ss.3.02(c)
"Parent Rights Agreement"                                     ss.3.02(c)

"Parent SARs"                                                ss.5.01(a)
"Parent SEC Documents"                                       ss.3.02(e)
"Parent Series A Preferred
  Stock"                                                     ss.3.02(c)
"Parent Significant
  Subsidiary                                                 ss.3.02(a)
"Parent Stockholder
  Approval"                                                  ss.3.02(k)
"Parent Subsidiary"                                          ss.3.02(a)
"Parent Takeover Proposal"                                   ss.4.03(a)
"Parent's Stockholders'
  Meeting"                                                   ss.5.01(c)
"Permits"                                                    ss.3.01(d)
"person"                                                     ss.8.03
"Phantom Stock Options"                                      ss.5.07(a)
"Primary Company Executives"                                 ss.3.01(p)
"Prime"                                                      ss.3.02(c)
"Primary Parent Executives"                                  ss.3.02(p)
"Proxy Statement"                                            ss.3.01(d)
"qualified stock options"                                    ss.5.07(a)
"SARs"                                                       ss.4.01(a)
"SEC"                                                        ss.3.01(a)
"Securities Act"                                             ss.3.01(e)
"SMCRA"                                                      ss.3.01(r)
"subsidiary"                                                 ss.8.03
"Surviving Corporation"                                       Recitals
"Tax Returns"                                                ss.3.01(n)
"Taxes"                                                      ss.3.01(n)

                                    AGREEMENT  AND  PLAN OF  MERGER  dated as of
                           December 8, 1996, among HOMESTAKE MINING COMPANY, a Delaware corporation ("Parent"), HMGLD CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SANTA FE PACIFIC GOLD CORPORATION, a Delaware corporation (the "Company").


                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive
1.115 (as adjusted pursuant to Sections 2.01(d) and 5.06, the "Conversion Number") fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock");

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  WHEREAS for Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   The Merger

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving
Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger; provided, however, that such substitution has no impact on the satisfaction of the conditions set forth in Sections 6.02(d) and 6.03(d). In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                  SECTION 1.02. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction of the conditions set forth in Section 6.01 (other than the condition set forth in Sections 6.01(d) and 6.01(e)), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 1.03.  Effective Time of the Merger.  Upon
the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

                  SECTION 1.04.  Effects of the Merger.

                  (a) The Merger shall have the effects set forth in Section 259 of the DGCL.

                  (b) The Merger shall not result in any acceleration of vesting of the outstanding non-employee Director share rights of Parent granted under the Parent Employee Stock Plans (as defined in Section 3.02(c)) that are held by directors of Parent who continue as members of the Board of Directors of Parent after the Effective Time of the Merger.

                  (c) The Merger shall not result in any change in the terms of the outstanding Parent Employee Stock Options (as defined in Section 3.02(c)) granted under the Parent Employee Stock Plans.

                  SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of the Company as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.06. Directors. The individuals who are the directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

                  SECTION 1.07.  Officers.  The individuals who are
the officers of the Company immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates


                  SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancelation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned by the Company or by any wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time of the Merger, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common

         Stock and any dividends to the extent provided in Section 2.02(c) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) Adjustment of Conversion Number. In addition to any adjustment in the Conversion Number pursuant to Section 5.06(a), in the event of any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Capital Stock at any time during the period from the date of this Agreement to the Effective Time of the Merger, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Immediately following the Effective Time of the Merger, Parent shall deposit with The First National Bank of Boston or such other bank or trust company as may be designated by Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 2.01(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancelation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.02(c) as contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time of the Merger, the Exchange Agent shall determine the excess of (x) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.02(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to
Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time of the Merger, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (the "NYSE") all in the manner provided in paragraph (iii) of this Section 2.02(e).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Certificates are entitled.

                  (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates who have surrendered their Certificates in accordance with this Article II.

                  (f) Termination of Exchange Fund and Common Shares Trust. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the holders of Certificates for six months after the Effective Time of the
Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund and Common Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                                   ARTICLE III

                         Representations and Warranties

                  SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

                  (a)  Organization,  Standing and Corporate Power.  Each of the
         Company  and  each  Company  Significant   Subsidiary  (as  hereinafter
         defined) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each of its subsidiaries (each a "Company Subsidiary") is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not (i) have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (other than effects relating to the gold mining industry in general), or (ii) prevent the Company from performing its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws or comparable organization documents of the Company Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Company Significant Subsidiary" means any Company Subsidiary that constitutes a significant subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). The Company is not in violation of any provision of its Amended and Restated Certificate of Incorporation or By-laws, and no Company Subsidiary is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Company Subsidiaries. Section 3.01(b) of the letter from the Company, dated the date of this Agreement, addressed to Parent (the "Company Disclosure Letter") lists each Company Significant Subsidiary and the ownership or interest therein of the Company. All the outstanding  shares  of  capital  stock  of  each  Company  Significant
         Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the Company Disclosure Letter, are owned by the Company, by another subsidiary of the Company or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the Company Subsidiaries and except for the ownership interests set forth in
         Section 3.01(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $25,000,000, in any person.

                  (c) Capital Structure. The authorized capital stock of the Company (the "Company Capital Stock") consists of 500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share. Pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, on January 26, 1995, the Board of Directors of the Company created a series of 1,500,000 shares of preferred stock designated as the "Series A Junior Participating Preferred Stock", par value $0.01 per share (the "Company Series A Preferred Stock"), which shares are issuable in connection with the rights to purchase shares of Company Series A Preferred Stock (the "Company Rights") that were issued pursuant to the Rights Agreement dated February 13, 1995 (as amended from time to time, the "Company Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent. At the close of business on December 5, 1996: (i) 131,459,422 shares of Company Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Company Series A Preferred Stock, or of any other series of preferred stock of the Company, were outstanding; (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) 1,521,912 shares of Company Common Stock were issuable upon the exercise of outstanding employee or outside director stock options (the "Company Employee Stock Options") that were granted pursuant to the Company's employee stock plans set forth in Section 3.01(c) of the Company Disclosure Letter (the "Company Employee Stock Plans"); and (iv) 1,500,000 shares of Company Series A Preferred Stock were reserved for issuance in connection with the Company Rights. Except as set forth above, at the close of business on December 5, 1996, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company must vote. Except as set forth above and except as set forth in Section 3.01(c) of the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (collectively, "Options") to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such Options. All shares of Company Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.01(c) of the Company Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

                  (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(k)), to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to the Company's stockholders that they give the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 3.01(d) of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancelation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Amended and Restated Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any Company Subsidiary, (ii) any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (a "Contract"), applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Company Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including the European Community (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the SEC of (A) a joint proxy statement relating to the meetings of the Company's stockholders and the Parent's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under
         Section 12 or 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) those that may be required solely by reason of Parent's or Sub's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under applicable Environmental Laws (as defined in Section 3.01(r)), (x) as may be required under the laws of any foreign country in which the Company or any Company Subsidiary conducts any business or owns any property or assets, (y) as are set forth in Section 3.01(d) of the Company Disclosure Letter or (z) that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.01(d) of the Company Disclosure Letter, the Company and the Company Subsidiaries possess all certificates, franchises, licenses, permits, authorizations and approvals issued to or granted by Governmental Entities (collectively, "Permits"), including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted or is expected to be conducted, except for such Permits, the lack of possession of which has not, and is not reasonably expected to have, a Company Material Adverse Effect. Except as set forth in Section 3.01(d) of the Company Disclosure Letter, (i) all such Permits are validly held by the Company or the Company
         Subsidiaries, and the Company and the Company Subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not, and is not reasonably expected to have, a Company Material Adverse Effect, (ii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger, other than such Permits the suspension, modification or nonrenewal of which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect and (iii) since December 31, 1995, neither the Company nor any Company Subsidiary has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of any such Permit or (B) that the Company or any Company Subsidiary requires any Permit required for its business, as such business is currently conducted, that is not currently held by it.

                  (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of its date, each Company SEC Document complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. None of the

         Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.01(g)), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and the consolidated Company Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, other than any such liabilities or obligations that were required to be set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. None of the Company Subsidiaries is subject to the informational reporting requirements of Section 13 of the Exchange Act.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or Parent's stockholders or at the time of the Company's Stockholders' Meeting (as defined in Section 5.01(b)) or the Parent's Stockholders' Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), from December 31, 1995, to the date of this Agreement, the Company has conducted its business only in the ordinary course, and:

                           (i) during the period from September 30, 1996, to the
                  date of this Agreement, there has not been any event, change, effect or development which, individually or in the aggregate, has had or is, so far as reasonably can be foreseen, likely to have, a Company Material Adverse Effect;

                         (ii) during the period from  December 31, 1995,  to the
                  date of this Agreement, there has not been except for regular annual dividends not in excess of $0.05 per share of Company Common Stock, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company Capital Stock;

                       (iii) during the period from  December  31, 1995,  to the
                  date of this Agreement, there has not been any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Company Capital Stock;

                         (iv) during the period from  December 31, 1995,  to the
                  date of this Agreement, there has not been except as disclosed in Section 3.01(g) of the Company Disclosure Letter, (A) any granting by the Company or any Company Subsidiary to any executive officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company
                  Subsidiary into any employment, severance or termination agreement with any such executive officer; and

                           (v) during the period from  December 31, 1995, to the
                  date of this Agreement, there has not been any change in accounting methods, principles or practices by the Company or any Company Significant Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                  (h) Litigation. Except as disclosed in the Filed Company SEC Documents or in Section 3.01(h) of the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary (and the Company does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any Company Material Adverse
         Effect. As of the date of this Agreement, except as disclosed in the Filed Company SEC Documents or in Section 3.01(h) of the Company Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary (and the Company does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                  (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents or in Section 3.01(i) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents and prior to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans").

                  (j) ERISA Compliance. Except as described in the Filed Company SEC Documents or in Section 3.01(j) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any

         Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in Section 3.01(j) of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically set forth in
         Section 3.01(j) of the Company Disclosure Letter.

                  (k) Voting Requirements. The approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of Company Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                  (l) Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.01(l) of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent true and complete copies of all agreements that are referred to in Section 3.01(l) of the Company Disclosure Letter and all indemnification and other agreements related to the engagement of the persons so listed.

                  (m) Opinion of Financial Advisor. The Company has received the opinion of SBC Warburg Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

                  (n) Taxes. (i) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such material Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                (ii) The Company and each Company Subsidiary have paid (or have had paid on their behalf) or, where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) or will establish or cause to be established on or before the Effective Time of the Merger an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger, except where the failure to pay or establish adequate reserves has not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (iii) Except as set forth in Section 3.01(n) of the Company Disclosure Letter, no deficiencies for any material Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such material Taxes are pending. The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1985.

                  (iv) The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (v) For purposes of this Agreement, the following terms shall have the following meanings:

                           (A) "Taxes" shall mean all Federal,  state, local and
                  foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                           (B) "Tax  Returns"  shall  mean all  Federal,  state,
                  local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

                  (o) Compliance with Laws. Neither the Company nor any Company Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

                  (p) No Excess Parachute Payments. Other than payments that may be made to the persons listed in Section 3.01(p) of the Company Disclosure Letter (the "Primary Company Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Set forth in Section 3.01(p) of the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

                  (q) Accounting Matters. Neither the Company nor, to its best knowledge, any of its affiliates, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  (r) Environmental Matters. (i) Except as set forth in Section 3.01(r) of the Company Disclosure Letter and except for items that could not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has (x) placed, held, located, released, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any Company Subsidiary's current or former properties or any other properties or (y) any knowledge or reason to know of the presence of any Hazardous Substances on, under or at any of the Company's or any Company Subsidiary's current or former properties or any other property but arising from the Company's or any Company Subsidiary's current or former properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any materials or substances (including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products) defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law. For purposes of this Agreement, the term "Environmental Law" shall mean any federal, state, provincial, regional, territorial, municipal, local or foreign statute, code, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Substances into the natural or workplace environment, including, without limitation, ambient air, soil, sediments, land surface, subsurface, surface water, groundwater, tailings ponds or settling lagoons; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Substances; or (C) protection of health or safety or the environment, handling, treatment or disposal of solid waste, or operation or reclamation of mines.

             (ii) Except for items that individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect or as disclosed in Section 3.01(r) of the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance with the Surface Mining Control and Reclamation Act, 30 U.S.C. ss. 1201 et seq. (the "SMCRA") and any state law comparable to SMCRA under 30 U.S.C. ss. 1253, and neither the Company nor any Company Subsidiary is subject to any reclamation obligation or other site restoration obligation under any Environmental Law.

            (iii) Except for items that individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect or as set forth in Section 3.01(r) of the Company Disclosure Letter, no Environmental Law imposes any obligation upon the Company or any Company Subsidiary arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the filing of any notice, acknowledgement or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                  (s) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of
         Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

                  (t) Rights Agreement. The Company has taken all necessary action to (i) render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (x) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Company Rights Agreement), (y) none of a Distribution Date, Shares Acquisition Date or Triggering Event (each as defined in the Company Rights Agreement) shall occur by reason of the approval, execution or delivery of this Agreement, the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement and (z) the Company Rights shall expire immediately prior to the Effective Time of the Merger.

                  (u) Dispositions of Company Property. Except as described in the Filed Company SEC Documents or in Section 3.01(u) of the Company Disclosure Letter, since December 31, 1995, neither the Company nor any Company Subsidiary has sold or disposed of or ceased to hold or own any personal property, real property, any interest or rights with respect to real property (including exploration or production rights), any interest in a joint venture or other assets or properties of the Company or any Company Subsidiary ("Company Property"), other than sales and dispositions of raw materials, obsolete equipment, mine output and other inventories, and any interests or rights with respect to real property having an individual fair market value of less than $10,000,000 of the Company or any Company Subsidiary, in each case in the ordinary course of business, consistent with past practice. Except as set forth in Section 3.01(u) of the Company Disclosure Letter, no Company Property whose fair market value on the date of this Agreement is greater than $10,000,000 is subject to any pending sale or disposition transaction.

                  (v) Absence of Reduction in Reserves and Mineralized Material. There has been no material reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of the Company and the Company Subsidiaries, taken as a whole, from the amounts set forth in the Company's 1995 annual report to shareholders except for (i) such reductions in reserves that have resulted from production in the ordinary course of business and (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves.

                  (w) Development Projects. The Company has no reason to believe that (i) the estimated production capacity for each of the time periods set forth in Section 3.01(w) of the Company Disclosure Letter with respect to the four development projects described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 will not be reached during such time periods, or (ii) the estimated costs set forth in Section 3.01(w) of the Company Disclosure Letter with respect to each such development project will be exceeded.

                  SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                  (a)  Organization,  Standing  and  Corporate  Power.  Each  of
         Parent,  Sub and each Parent  Significant  Subsidiary  (as  hereinafter defined) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of Parent's subsidiaries (each a "Parent Subsidiary") is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not (i) have a material adverse effect on the business, properties, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole (other than effects relating to the gold mining industry in general), or (ii) prevent Parent from performing its obligations under this Agreement (a "Parent Material Adverse Effect"). Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws, the Certificate of Incorporation and By-Laws of Sub and the certificates of incorporation and by-laws or comparable organizational documents of the Parent Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Parent Significant Subsidiary" means any Parent Subsidiary that constitutes a significant subsidiary of

         Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC. Neither Parent nor Sub is in violation of any provision of its certificate of incorporation or by-laws, and no Parent Subsidiary is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (b) Parent Subsidiaries. Section 3.02(b) of the letter from Parent, dated the date of this Agreement, addressed to the Company (the "Parent Disclosure Letter") lists each Parent Significant Subsidiary and the ownership or interest therein of Parent. All the outstanding shares of capital stock of each Parent Significant Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.02(b) of the Parent Disclosure Letter, are owned by Parent, by another subsidiary of Parent or by Parent and another Parent Subsidiary, free and clear of all Liens. Except for the capital stock of the Parent Subsidiaries and except for the ownership interests set forth in Section 3.02(b) of the Parent Disclosure Letter, Parent does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $25,000,000, in any person.

                  (c) Capital Structure. Except as otherwise contemplated by this Agreement, the authorized capital stock of Parent (the "Parent Capital Stock") consists of 250,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share. Pursuant to a Certificate of Designation of Series A Participating Cumulative Preferred Stock, on October 16, 1987, the Board of Directors of Parent created a series of 1,250,000 shares of preferred stock designated as the "Series A Participating Cumulative Preferred Stock", par value $1.00 per share, which series was increased to 2,500,000 shares by an amendment to such Certificate of Designation filed with the Secretary of State of the State of Delaware on June 4, 1993 (the "Parent Series A Preferred Stock"). The shares of Parent Series A Preferred Stock are issuable in connection with the rights to purchase shares of Parent Series A Preferred Stock (the "Parent Rights") that were issued pursuant to the Rights

         Agreement dated October 16, 1987 (as amended from time to time, the "Parent Rights Agreement"), between Parent and The First National Bank of Boston. At the close of business on December 4, 1996: (i) 146,672,452 shares of Parent Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Parent Series A Preferred Stock, or of any other series of preferred stock of Parent, were outstanding; (ii) 12,250 shares of Parent Common Stock were held by Parent in its treasury; (iii) 8,602,526 shares of Parent Common Stock were reserved for issuance in connection with the granting of Directors share rights and upon the exercise of outstanding employee stock options (the "Parent Employee Stock Options") that were granted pursuant to the Parent's employee stock plans set forth in
         Section 3.02(c) of the Parent Disclosure Letter (the "Parent Employee Stock Plans"); (iv) 2,500,000 shares of Parent Series A Preferred Stock were reserved for issuance in connection with the Parent Rights; and
         (v) 6,504,000 shares of Parent Common Stock were reserved for issuance upon the conversion of Parent's 5.5% Convertible Subordinated Notes due June 23, 2000 (the "Parent Convertible Notes"). Except as set forth above, at the close of business on December 4, 1996, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. Except as set forth above, there are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company must vote. Except as set forth above and except as set forth in Section 3.02(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any Options to which Parent or any Parent Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such Options. All shares of Parent Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All shares of Parent Common Stock that are subject to issuance pursuant to the Merger, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.02(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person. As of the date of this Agreement, the authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                  (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval (as defined in Section 3.02(k)) and the filing of an amendment to Parent's Restated Certificate of Incorporation to increase the authorized Parent Capital Stock (the "Amendment to Parent's Restated Certificate of Incorporation") and of an amendment to Parent's Certificate of Designation of Series A Participating Cumulative Preferred Stock to increase the number of shares of Parent's preferred stock constituting Parent Series A Preferred Stock (the "Amendment to Parent's Certificate of Designation"), to consummate the transactions contemplated by this Agreement. The Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to Parent's stockholders that they give the Parent Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case by Parent or by Parent and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approval and the filing of the Amendment to Parent's Restated Certificate of Incorporation and the Amendment to Parent's Restated

         Certificate of Designation. This Agreement has been duly executed and delivered by Parent and Sub, respectively, and constitutes a valid and binding obligation of Parent and Sub, respectively, enforceable against each such party in accordance with its terms. Except as set forth in
         Section 3.02(d) of the Parent Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancelation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any other Parent
         Subsidiary under, (i) the Restated Certificate of Incorporation or By-laws of Parent, the certificate of incorporation and by-laws of Sub, or the comparable organizational documents of any Parent Subsidiary,
         (ii) any Contract applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Parent Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or Sub, as the case may be, or the consummation by Parent or Sub, as the case may be, of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act,
         (ii) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the

         Certificate of Merger, the Amendment to Parent's Restated Certificate of Incorporation and the Amendment to Parent's Restated Certificate of Designation with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iv) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under applicable Environmental Laws, (x) as may be required under the laws of any foreign country in which Parent or any Parent Subsidiary conducts any business or owns any property or assets, (y) as are set forth in Section 3.02(d) of the Parent Disclosure Letter or (z) that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 3.02(d) of the Parent Disclosure Letter, Parent and the Parent Subsidiaries possess all Permits, including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted or is expected to be conducted, except for such Permits, the lack of possession of which has not, and is not reasonably expected to have, a Parent Material Adverse Effect. Except as set forth in Section 3.02(d) of the Parent Disclosure Letter, (i) all such Permits are validly held by Parent or the Parent Subsidiaries, and Parent and the Parent Subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not, and is not reasonably expected to have, a Parent Material Adverse Effect, (ii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger, other than such Permits the suspension, modification or nonrenewal of which, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect and (iii) since December 31, 1995, neither Parent nor any Parent Subsidiary has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of such Permit or (B) that Parent or any Parent Subsidiary requires any Permit required for its business, as such business is currently conducted that is not currently held by it.

                  (e) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of its date, each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent SEC Document. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 3.02(g)), neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and the consolidated Parent Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect, other than any such liabilities or obligations that were required to be set forth in Parents' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. None of the Parent Subsidiaries is subject to the informational reporting requirements of Section 13 of the Exchange Act.

                  (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or Parent's stockholders or at the time of the Company's Stockholders' Meeting or the Parent's Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), from December 31, 1995, to the date of this Agreement, Parent has conducted its business only in the ordinary course, and:

                           (i) during the period from September 30, 1996, to the
                  date of this Agreement, there has not been any event, change, effect or development which, individually or in the aggregate, has had or, so far as reasonably can be foreseen, is likely to have, a Parent Material Adverse Effect;

                         (ii) during the period from  December 31, 1995,  to the
                  date of this Agreement, there has not been except for regular quarterly dividends not in excess of $0.05 per share of Parent Common Stock, with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Parent Capital Stock;

                       (iii) during the period from  December  31, 1995,  to the
                  date of this Agreement, there has not been any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Capital Stock;

                         (iv) during the period from  December 31, 1995,  to the
                  date of this Agreement, there has not been except as disclosed in Section 3.02(g) of the Parent Disclosure Letter, (A) any granting by Parent or any Parent Subsidiary to any executive officer of Parent or any Parent Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents, (B) any granting by Parent or any Parent Subsidiary to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents or (C) any entry by Parent or any Parent Subsidiary into any employment, severance or termination agreement with any such executive officer; and

                           (v) during the period from  December 31, 1995, to the
                  date of this Agreement, there has not been any change in accounting methods, principles or practices by Parent or any Parent Significant Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                  (h) Litigation. Except as disclosed in the Filed Parent SEC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary (and Parent does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any Parent Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Filed Parent SEC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiary (and Parent does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                  (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Parent SEC Documents or in Section 3.02(i) of the Parent Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents and prior to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent or any Parent Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary (collectively, "Parent Benefit Plans").

                  (j) ERISA Compliance. Except as described in the Filed Parent SEC Documents or in Section 3.02(j) of the Parent Disclosure Letter or as would not have a Parent Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Parent or any Parent Subsidiary that are sponsored, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Parent nor any Parent Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of Parent are any such liabilities or obligations expected to be incurred. Except as set forth in Section 3.02(j) of the Parent Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Parent or the Parent Subsidiaries are the agreements and policies specifically set forth in Section 3.02(j) of the Parent Disclosure Letter.

                  (k) Voting Requirements. The (A) approval and adoption by Parent's stockholders of the issuance of shares of Parent Common Stock pursuant to the Merger as required by Rule 312 of the New York Stock Exchange and (B) approval by the holders of a majority of the outstanding shares of Parent Common Stock of an amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock (collectively, the "Parent Stockholder Approval") are the only votes of the holders of any class or series of Parent Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                  (l) Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.02(l) of the Parent Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent has made available to the Company true and complete copies of all agreements that are referred to in Section 3.02(l) of the Parent Disclosure Letter and all indemnification and other agreements related to the engagement of the persons so listed.

                  (m) Opinion of Financial Advisor. Parent has received the opinion of Dillon, Read & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair to Parent's stockholders from a financial point of view, a signed copy of which opinion has been delivered to the Company.

                  (n) Taxes. (i) Parent and each Parent Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such material Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                (ii) Parent and each Parent Subsidiary have paid (or have had paid on their behalf) or, where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) or will establish or cause to be established on or before the Effective Time of the Merger an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger, except where the failure to pay or establish adequate reserves has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

            (iii) Except as set forth in Section 3.02(n) of the Parent Disclosure Letter, no deficiencies for any material Taxes have been proposed, asserted or assessed against Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such material Taxes are pending. The Federal income Tax Returns of Parent and each Parent Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1991.

                  (iv) Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (o) Compliance with Laws. Neither Parent nor any Parent Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                  (p) No Excess Parachute Payments. Other than payments that may be made to the persons listed in Section 3.02(p) of the Parent Disclosure Letter (the "Primary Parent Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Set forth in Section 3.02(p) of the Parent Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Parent Executive as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Parent Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Parent Executive calculated as of the date of this Agreement.

                  (q) Accounting Matters. Neither Parent nor, to its best knowledge, any of its affiliates, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                  (r) Environmental Matters. (i) Except as set forth in Section 3.02(r) of the Parent Disclosure Letter and except for items that could not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary has (x) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of Parent's or any Parent Subsidiary's current or former properties or any other properties or (y) any knowledge or reason to know of the presence of any Hazardous Substances on, under or at any of Parent's or any Parent Subsidiary's current or former properties or any other property but arising from Parent's or any Parent Subsidiary's current or former properties.

             (ii) Except for items that individually or in the aggregate could not reasonably be expected to result in a Parent Material Adverse Effect or as disclosed in Section 3.02(r) of the Parent Disclosure Letter, Parent and the Parent Subsidiaries are in compliance with the SMCRA and any state law comparable to SMCRA under 30 U.S.C. ss. 1253, and neither Parent nor any Parent Subsidiary is subject to any reclamation obligation or other site restoration obligation under any Environmental Law.

            (iii) Except for items that individually or in the aggregate could not reasonably be expected to result in a Parent Material Adverse Effect or as set forth in Section 3.02(r) of the Parent Disclosure Letter, no Environmental Law imposes any obligation upon Parent or any Parent Subsidiary arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the filing of any notice, acknowledgement or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                  (s) State Takeover Statutes. To the best of the Parent's knowledge, no state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

                  (t) Rights Agreement. Parent has taken all necessary action to
         (i) render the Parent Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (x) neither the Company nor any of its affiliates is an Acquiring Person (as defined in the Parent Rights Agreement) and (y) none of a Distribution Date, Share Acquisition Date, Triggering Event or Business Combination (each as defined in the Parent Rights Agreement) shall occur by reason of the approval, execution or delivery of this Agreement, the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

                  (u) Dispositions of Parent Property. Except as described in the Filed Parent SEC Documents or in Section 3.02(u) of the Parent Disclosure Letter, since December 31, 1995, neither Parent nor any Parent Subsidiary has sold or disposed of or ceased to hold or own any personal property, real property, any interest in or rights with respect to real property (including exploration or production rights), any interest in a joint venture or other assets or properties of Parent or any Parent Subsidiary ("Parent Property"), other than sales and dispositions of raw materials, obsolete equipment, mine output and other inventories, and any interests or rights with respect to real property having an individual fair market value of less than $10,000,000 of Parent or any Parent Subsidiary, in each case in the ordinary course of business, consistent with past practice. Except as set forth in Section 3.02(u) of the Parent Disclosure Letter, no Parent Property whose fair market value on the date of this Agreement is greater than $10,000,000 is subject to any pending sale or disposition transaction.

                  (v)  Absence of Reduction in Reserves and
         Mineralized Material. There has been no material reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of Parent and the Parent Subsidiaries, taken as a whole, from the amounts set forth in Parent's 1995 annual report to shareholders except for (i) such reductions in reserves that have resulted from production in the ordinary course of business and (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves.

                  (w) Development Projects. Parent has no reason to believe that
         (i) the estimated production capacity for each of the time periods set forth in Section 3.02(w) of the Parent Disclosure Letter with respect to the development project described in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 will not be reached during such time periods, or (ii) the estimated costs set forth in
         Section 3.02(w) of the Parent Disclosure Letter with respect to each such development project will be exceeded.

                  (x) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

                  SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Disclosure Letter, or otherwise approved in writing by Parent, the Company shall not, and shall not permit any Company Subsidiary to:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent and regular annual cash dividends on the Company Common Stock in an amount not in excess of $0.05 per share per annum, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (ii) issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, any phantom stock options ("Phantom Stock Options") under the Company's Phantom Stock Option Plan, or any restricted stock, performance units, performance shares, stock appreciation rights ("SARs") or limited stock appreciation rights ("LSARs") under the Company's Long Term Incentive Stock Plan (other than (x) the issuance of shares of Company Common
         Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (y) the issuance of Company Capital Stock pursuant to the Company Rights Agreement) and (z) the grant of additional Company Employee Stock Options, Phantom Stock Options, SARs and LSARs in the ordinary course of business consistent with past practice to employees of the Company and the Company Subsidiaries covering not more than an aggregate of 600,000 shares of Company Common Stock and equivalents and, in the case of Company Employee Stock Options, the issuance of Company Common Stock (and associated Company Rights) upon the exercise thereof, but only if and to the extent that the terms of such Company Employee Stock Options, Phantom Stock Options, SARs and LSARs provide that the consummation by the Company of the transactions contemplated by this Agreement will not result in the acceleration of vesting or the exercisability of such Company Employee Stock Options, Phantom Stock Options, SARs and LSARs;

              (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the transactions contemplated by this Agreement;

                (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any Company Property other than (A) sales and dispositions of interests or rights with respect to real property having an aggregate fair market value on the date of this Agreement of less than $20,000,000, raw materials, obsolete equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice, and (B) encumbrances and Liens that are incurred in the ordinary course of business consistent with past practice;

                (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances (other than any advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Company Subsidiary;

              (vii) make or agree to make any new capital expenditure or expenditures that, in the aggregate, are in excess of $25,000,000 above the aggregate amount currently budgeted by the Company, as disclosed in
         Section 4.01(a) of the Company Disclosure Letter;

            (viii) make any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Filed Company SEC Documents;

                (ix) except pursuant to existing employment agreements or as required by applicable laws, (A) increase the compensation payable or to become payable to its executive officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee of the Company or any Company Subsidiary (other than in accordance with Company Benefit Plans as in effect on the date of this Agreement) or
         (C) establish, adopt, enter into or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement or Company Benefit Plan;

                  (x) without limiting the generality of clause (ix) above, make any amendment to any Company Employee Stock Plan as a result of this Agreement or in contemplation of the Merger;

                (xi) terminate or amend on terms less favorable to the Company any agreement filed as an exhibit to any Company SEC Document; or

              (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or as set forth in Section 4.01(b) of the Parent Disclosure Letter, or otherwise approved in writing by the Company, Parent shall not, and shall not permit any Parent Subsidiary to:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent and regular quarterly cash dividends on the Parent Common Stock in an amount not in excess of $0.05 per share per quarter, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
         (z) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (ii) issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any share appreciation rights or share rights under Parent's 1996 Stock Option and Share Rights Plan (other than (w) the issuance of shares of Parent Common Stock (and associated Parent Rights) in connection with Directors share rights and upon the exercise of Parent Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (x) the issuance of shares of Parent Common Stock (and associated Parent Rights) upon conversion of the Parent Convertible Notes, (y) the issuance of Parent Capital Stock pursuant to the Parent

         Rights Agreement) and (z) the grant of additional Parent Employee Stock Options in the ordinary course of business consistent with past practice to employees of Parent and the Parent Subsidiaries covering not more than 600,000 shares of Parent Common Stock and the issuance of Parent Common Stock (and associated Parent Rights) upon the exercise thereof, but only if and to the extent that the terms of such Parent Employee Stock Options provide that the consummation by Parent of the transactions contemplated by this Agreement will not result in the acceleration of vesting or the exercisability of such Parent Employee Stock Options;

              (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the transactions contemplated by this Agreement;

                (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Parent and the Parent Subsidiaries taken as a whole;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any Parent Property other than (A) sales and dispositions of interests or rights with respect to real property having an aggregate fair market value on the date of this Agreement of less than $20,000,000, raw materials, obsolete equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice, and (B) encumbrances and Liens that are incurred in the ordinary course of business consistent with past practice;

                (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any

         Parent Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances (other than advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to Parent or any direct or indirect wholly owned Parent Subsidiary;

              (vii) make or agree to make any new capital expenditure or expenditures that, in the aggregate, are in excess of $25,000,000 above the aggregate amount currently budgeted by Parent, as disclosed in
         Section 4.01(b) of the Parent Disclosure Letter;

            (viii) make any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Filed Parent SEC Documents;

                (ix) except pursuant to existing employment agreements or as required by applicable laws, (A) increase the compensation payable or to become payable to its executive officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee of Parent or any Parent Subsidiary (other than in accordance with Parent Benefit Plans as in effect on the date of this Agreement) or (C) establish, adopt, enter into or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement or Parent Benefit Plan;

                  (x) without limiting the generality of clause (ix) above, make any amendment to any Parent Employee Stock Plan as a result of this Agreement or in contemplation of the Merger;

                (xi) terminate or amend on terms less favorable to Parent any agreement filed as an exhibit to any Parent
         SEC Document; or

              (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (c) Other Actions. Except as expressly permitted by Sections 4.02, 4.03, 5.01(d) or 5.01(e), the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

                  SECTION 4.02. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary to, (i) solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) provide any non-public information regarding the Company to any third party or engage in any negotiations or substantive discussions in connection with any Company Takeover Proposal; provided, however, that (A) prior to receipt of the Company Stockholder Approval, the Company may, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach of this Section 4.02(a), provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions with such person regarding any Company Takeover Proposal, in each case only if the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisors, that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the Company's Board of Directors, and (B) nothing contained in this Agreement shall prevent the Company or its

Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Takeover Proposal or prevent the Company's Board of Directors from taking any action permitted by Section 5.01(d). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any investment banker, attorney, accountant or other advisor or representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "Company Takeover Proposal" means any proposal for a merger, consolidation or other business combination involving the Company or a Company Significant Subsidiary or any proposal or offer to acquire in any manner, directly or indirectly, more than 30% of any class of voting securities of the Company or of a Company Significant Subsidiary (other than where such Company Significant Subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of the Company and the Company Subsidiaries, taken as a whole), including any proposal or offer relating to the acquisition by the Company or a Company Significant Subsidiary in any manner, directly or indirectly, of any securities or assets of another person in consideration for the issuance of more than 30% of any class of voting securities of the Company or of a Company Significant Subsidiary (other than where such Company Significant Subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of the Company and the Company Subsidiaries, taken as a whole), or assets representing a substantial portion of the assets of the Company and the Company Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The Company shall, and shall cause each Company Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any Company Subsidiary or any officer, director or employee of or investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary, with any parties conducted heretofore with respect to any of the foregoing. Any action taken by the Company, any Company Subsidiary or any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary with or with respect to any such party on or prior to November 28, 1996, shall be deemed not to constitute a violation of this Section 4.02(a) and shall not in and of itself constitute the solicitation of a Company Takeover Proposal even if such actions result in any such party making a Company Takeover Proposal after the date of this Agreement.

                  (b) Subject to Section 5.01(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the adoption and approval by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal.

                  (c) The Company promptly shall advise Parent orally and in writing of the receipt of any Company Takeover Proposal and of the receipt of any inquiry with respect to or which the Company reasonably believes could lead to any Company Takeover Proposal. The Company promptly shall advise Parent orally and in writing of the identity of the person making any such Company Takeover Proposal or inquiry and of the material terms of any such Company
Takeover Proposal and of any changes thereto; provided, however, that the Company's Board of Directors shall have determined in good faith, after consultation with counsel, that taking such action would not create a reasonable possibility of a breach of the fiduciary duties of the Company's Board of Directors, except that in all events prior to exercising its right of termination pursuant to Section 7.01(d) the Company shall endeavor to provide Parent with a reasonable opportunity to respond to any Company Takeover Proposal which the Company otherwise may wish to accept.

                  SECTION 4.03. No Solicitation by Parent. (a) Parent shall not, nor shall it permit any Parent Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, Parent or any Parent Subsidiary to, (i) solicit, initiate or encourage the submission of any Parent Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Parent Takeover Proposal or (iii) provide any non-public information regarding Parent to any third party or engage in any negotiations or substantive discussions in connection with any Parent Takeover Proposal; provided, however, that (A) prior to receipt of the Parent Stockholder Approval,

Parent may, in response to a Parent Takeover Proposal that was not solicited by Parent and that did not otherwise result from a breach of this Section 4.03(a), provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions with such person regarding any Parent Takeover Proposal, in each case only if Parent's Board of Directors determines in good faith, after consultation with counsel and its financial advisors, that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of Parent's Board of Directors, and (B) nothing contained in this Agreement shall prevent Parent or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Takeover Proposal or prevent Parent's Board of Directors from taking any action permitted by Section 5.01(e). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Parent or any Parent Subsidiary or any investment banker, attorney, accountant or other advisor or representative of Parent or any Parent Subsidiary, whether or not such person is purporting to act on behalf of Parent or any Parent Subsidiary or otherwise, shall be deemed to be a breach of this Section 4.03(a) by Parent. For purposes of this Agreement, "Parent Takeover Proposal" means any proposal for a merger, consolidation or other business combination involving Parent or a Parent Significant Subsidiary or any proposal or offer to acquire in any manner, directly or indirectly, more than 30% of any class of voting securities of Parent or of a Parent Significant Subsidiary (other than where such Parent Significant Subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of Parent and the Parent Subsidiaries, taken as a whole), including any proposal or offer relating to the acquisition by Parent or a Parent Significant Subsidiary in any manner, directly or indirectly, of any securities or assets of another person in consideration for the issuance of more than 30% of any class of voting securities of Parent or of a Parent Significant Subsidiary (other than where such Parent Significant Subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of Parent and the Parent Subsidiaries, taken as a whole), or assets representing a substantial portion of the assets of Parent and the Parent Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. Notwithstanding the foregoing, any proposal or offer to acquire in any manner, directly or indirectly, any of the voting securities of Prime not owned by Parent or any Parent Subsidiary shall not constitute a Parent Takeover Proposal. Parent shall, and shall cause each Parent Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Parent, any Parent Subsidiary, or any officer, director or employee of or investment banker, attorney, accountant or other advisor or representative of, Parent or any Parent Subsidiary, with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Subject to Section 5.01(e), neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the adoption and approval by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Parent Takeover Proposal.

                  (c) Parent promptly shall advise the Company orally and in writing of the receipt of any Parent Takeover Proposal and of the receipt of any inquiry with respect to or which Parent reasonably believes could lead to any Parent Takeover Proposal. Parent promptly shall advise the Company orally and in writing of the identity of the person making any such Parent Takeover Proposal or inquiry and of the material terms of any such Parent Takeover Proposal and of any changes thereto; provided, however, that Parent's Board of Directors shall have determined in good faith, after consultation with counsel, that taking such action would not create a reasonable possibility of a breach of the fiduciary duties of Parent's Board of Directors, except that in all events prior to exercising its right of termination pursuant to Section 7.01(e) Parent shall endeavor to provide the Company with a reasonable opportunity to respond to any Parent Takeover Proposal which Parent otherwise may wish to accept.


                                    ARTICLE V

                              Additional Agreements

                  SECTION 5.01.  Preparation of Form S-4 and the
Proxy Statement; Company's Stockholders' Meeting and
Parent's Stockholders' Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders and Parent's stockholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action.

                  (b) Unless the Board of Directors of the Company shall take any action permitted by Section 5.01(d), the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company's Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.01(d), the Company shall, through its Board of Directors, recommend to its stockholders that they give the Company Stockholder Approval. Parent shall vote or cause to be voted all the shares of Company Capital Stock owned of record by Parent or any Parent Subsidiary in favor of the Company Stockholder Approval.

                  (c) Unless the Board of Directors of Parent shall take any action permitted by Section 5.01(e), Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent's Stockholders' Meeting") for the purpose of obtaining the Parent Stockholder Approval. Subject to Section
5.01(e), Parent shall, through its Board of Directors, recommend to its stockholders that they give the Parent Stockholder Approval. The Company shall vote or cause to be voted all the shares of Parent Capital Stock owned of record by the Company or any Company Subsidiary in favor of the Parent Stockholder Approval.

                  (d) The Board of Directors of the Company shall be permitted to (i) not recommend to the Company's stockholders that they give the Company Stockholder Approval or (ii) withdraw or modify in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval, but only if and to the extent that (x) a Company Takeover Proposal is pending at the time the Company's Board of Directors determines to take any such action or inaction and such Company Takeover Proposal was not the result of an intentional breach of Section 4.02(a) by the Company's Board of Directors and (y) the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisors, and after considering among other things whether such Company Takeover Proposal is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all relevant material terms of such Company Takeover Proposal and this Agreement, including all such conditions, and any changes to this Agreement proposed by Parent in response to such Company Takeover Proposal) that failing to take any such action would create a reasonable possibility of a breach of the fiduciary duties of the Company's Board of Directors.

                  (e) The Board of Directors of Parent shall be permitted to (i) not recommend to Parent's stockholders that they give the Parent Stockholder Approval or (ii) withdraw or modify in a manner adverse to the Company its recommendation to Parent's stockholders that they give the Parent Stockholder Approval, but only if and to the extent that (x) a Parent Takeover Proposal is pending at the time Parent's Board of Directors determines to take any such action or inaction and such Parent Takeover Proposal was not the result of an intentional breach of Section 4.03(a) by Parent's Board of Directors and (y) Parent's Board of Directors determines in good faith, after consultation with counsel and its financial advisors, and after considering among other things whether such Parent Takeover Proposal is more favorable to the stockholders of Parent than the transactions contemplated by this Agreement (taking into account all relevant material terms of such Parent Takeover Proposal and this Agreement, including all such conditions, and any changes to this Agreement proposed by the Company in response to such Parent Takeover Proposal) that failing to take any such action would create a reasonable possibility of a breach of the fiduciary duties of Parent's Board of Directors.







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                                                                         55











                  SECTION 5.02. Letter of the Company's Accountants. The Company shall use reasonable efforts to cause to be delivered to Parent a letter of Price Waterhouse LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  SECTION 5.03. Letter of Parent's Accountants. Parent shall use reasonable efforts to cause to be delivered to the Company a letter of Coopers & Lybrand LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  SECTION 5.04. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 17, 1996, between the Company and Parent (the "Confidentiality Agreement").

                  SECTION 5.05.  Reasonable Efforts; Notification.

                    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in clause (ii), (iii) or (iv) of Section 6.01(g). In connection with and without limiting the foregoing, Parent, the Company and their respective Boards of Directors shall (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it or contained in this Agreement that is qualified as to







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                                                                         57










materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement ; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 5.06. Rights Agreements; Consequences if Rights Triggered. (a) The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(t)) requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided in
Section 3.01(t) or as requested in writing by Parent, prior to the Company's Stockholders' Meeting, the Board of Directors of the Company shall not (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement. In the event that notwithstanding Section 3.01(t) and this Section 5.06(a), a Distribution Date, Shares Acquisition Date or Triggering Event occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time of the Merger when the Company Rights are outstanding, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                  (b) The Board of Directors of Parent shall take all further action (in addition to that referred to in Section 3.02(t)) requested in writing by the Company in order to render the Parent Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. In the event that, notwithstanding Section 3.02(t) and this Section 5.06(b), a Distribution Date, Share Acquisition Date, Triggering Event or Business Combination occurs under the Parent Rights Agreement at any time during the period from the date of this Agreement to the Effective Time of the Merger and Rights Certificates (as such term is defined in the Parent Rights Agreement) are issued to Parent's







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                                                                          58










stockholders, Parent's Board of Directors shall take such actions as are necessary and permitted under the Parent Rights Agreement to provide that Rights Certificates representing an appropriate number of Rights are issued to the Company's stockholders and employees who receive Parent Common Stock pursuant to the Merger. In the event that Parent is not permitted under the Parent's Rights Agreement to provide Rights Certificates to such Company stockholders and employees following the occurrence of a Distribution Date, Triggering Event or Business Combination during such time period, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                  SECTION 5.07. Company Employee Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Employee Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

              (i) adjust the terms of all outstanding Company Employee Stock Options granted under the Company Employee Stock Plans and the terms of the Company Employee Stock Plans, to provide that at the Effective Time of the Merger, each Company Employee Stock Option outstanding immediately prior to the Effective Time of the Merger shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Employee Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Employee Stock Option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Employee Stock option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Employee Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under either Section 422 or 423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

                (ii) adjust the terms of all outstanding Phantom Stock Options, SARs and LSARs granted under the Company Stock Plans to provide that, at the Effective Time of the Merger, (y) each holder of a Phantom Stock Right, SAR or LSAR shall be entitled to that number of phantom stock rights, stock appreciation rights or limited stock appreciation rights with respect to Parent Common Stock ("Parent Phantom Stock Options", "Parent SARs" or "Parent LSARs") equal to the number of Phantom Stock Options, SARs or LSARs, as the case may be, held by such holder immediately prior to the Effective Time of the Merger multiplied by the Conversion Number, and (z) the share value on the grant date with respect to each Parent Phantom Stock Option, Parent SAR or Parent LSAR, as the case may be, shall be equal to the share value on the grant date in effect with respect to the corresponding Phantom Stock Option, SAR or LSAR, as the case may be, immediately prior to the Effective Time of the Merger, divided by the Conversion Number; and

             (iii) make such other changes to the Company Employee Stock Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

                  (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Employee Stock Options, Phantom Stock Options, SARs and LSARs appropriate notices setting forth such holders' rights pursuant to the respective Company Employee Stock Plans and the agreements evidencing the grants of such Company Employee Stock Options, Phantom Stock Options, SARs and LSARs shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.07 after giving effect to the Merger). Parent shall comply with the terms of the Company Employee Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Company Employee Stock Plans, that the Company Employee Stock Options which qualified as qualified stock options prior to the Effective Time of the

Merger continue to qualify as qualified stock options after the Effective Time of the Merger.

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Employee Stock Options assumed in accordance with this Section 5.07. As soon as reasonably practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Company Employee Stock Options and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Employee Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger are subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Employee Stock Plans assumed pursuant to this Section 5.07 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Company Stock Plan complied with such rule prior to the Merger.

                  SECTION 5.08. Benefit Plans. (a) Maintenance of Benefits. For a period of one year after the Effective Time of the Merger, Parent shall (i) either (A) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to maintain the Company Benefit Plans (other than medical plans and plans providing for the issuance of Company Capital Stock or based on the value of Company Capital Stock) at the benefit levels in effect on the date of this Agreement or (B) provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide benefits (other than medical benefits) to employees of the Company and the Company Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to similarly situated employees of Parent and (ii) make available plans providing for the issuance of Parent Capital Stock or based on the value of Parent Capital Stock, and provide or cause to be provided medical benefits, to employees of the Company and the Company Subsidiaries that are substantially equivalent to those provided to similarly situated employees of Parent.







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                                                                            61










From and after the Effective Time of the Merger, Parent shall, and shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement), all of the Company's employment, severance and termination agreements set forth in the Company Disclosure Letter.

                  (b) Service. With respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent or any Parent Subsidiary (including any severance plan), for all purposes, including determining eligibility to participate, level of benefits and vesting, service with the Company or any Company Subsidiary shall be treated as service with Parent or the Parent Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

                  SECTION 5.09. Indemnification. (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time of the Merger to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Amended and Restated Certificate of Incorporation, By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Amended and Restated Certificate of Incorporation, By-laws and individual indemnity agreements from the Effective Time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

                  (b) For a period of five years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $625,000.

                  SECTION 5.10. Fees and Expenses. Except as provided in Section 7.02, all fees and expenses, including any fees payable to any broker, investment banker or financial advisor, incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

                  SECTION 5.11. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 5.12. Tax and Accounting Treatment. Each of Parent of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying (A) for pooling of interests accounting treatment or (B) as a reorganization within the meaning of Section 368(a) of the Code and shall use reasonable efforts to obtain the opinions of counsel and the letters of accountants referred to in Sections 6.02(d), 6.03(d) and 6.01(f).

                  SECTION 5.13. Affiliates. (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit A.

                  (b) Prior to the Closing Date, Parent shall deliver to the Company a letter identifying all persons who are, at the time of the Parent's Stockholders' Meeting, "affiliates" of Parent. Parent shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit B.

                  SECTION 5.14. Stock Exchange Listing. Parent shall use reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Employee Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 5.15. Parent Board of Directors. (a) The Board of Directors of Parent shall take such corporate actions as are necessary to provide that, effective at the Effective Time of the Merger, (i) the number of directors of Parent shall be reduced from 13 to 12 and (ii) the Board of Directors of Parent shall consist of (a) five individuals who are members of the Board of Directors of Parent immediately prior to the Effective Time of the Merger (subject to Section 5.15(b), such five individuals to be selected by the Board of Directors of Parent at least 10 business days' prior to the Effective Time of the Merger), with Mr. Jack E. Thompson to be the Chairman of the Board of Directors of Parent, (b) five individuals who are members of the Board of Directors of the Company immediately prior to the Effective Time of the Merger (subject to Section 5.15(b), such five individuals to be selected by the Board of Directors of the Company at least 10 business days' prior to the Effective Time of the Merger) and (c) two individuals selected by the 10 individuals who are selected as directors of Parent pursuant to subclauses (a) and (b) above (such two individuals to be selected by such 10 individuals at such time before or after the Effective Time of the Merger as such 10 individuals shall agree). The Board of Directors of Parent shall use its reasonable efforts to provide that the five individuals to be selected by the Board of Directors of Parent and the five individuals to be selected by the Board of Directors of the Company are allocated as evenly as possible among the three classes of Parent's directors.

                  (b) Parent shall  promptly  notify the Company in writing once
Parent's  Board of  Directors  has  selected  its five  individuals  pursuant to
Section 5.15(a), or any replacement individual(s) pursuant to this Section 5.15(b). The Board of Directors of the Company shall be permitted to reject up to two of such five individuals (other than Jack E. Thompson) by sending Parent a written notice to such effect within two business days after its receipt of such notice, in which case the Board of Directors of Parent shall within two business days thereafter select another individual or individuals, as applicable (subject to the limitations set forth in Section 5.15(a)) in lieu of such rejected individual(s). If the Board of Directors of the Company shall have only rejected one individual in the first instance, it shall be permitted to reject the replacement individual, in which case the Board of Directors of Parent shall select another individual (subject to the limitations set forth in Section 5.15(a)) in lieu of such rejected replacement individual. The Company shall promptly notify Parent in writing once the Company's Board of Directors has selected its five individuals pursuant to Section 5.15(a), or any replacement individual pursuant to this Section 5.15(b). The Board of Directors Parent shall be permitted to reject up to two of such five individuals by sending the Company a written notice to such effect within two business days after its receipt of such notice, in which case the Board of Directors of the Company shall within two business days thereafter select another individual or individuals (subject to the limitations set forth in Section 5.15(a)) in lieu of such rejected individual(s). If the Board of Directors of Parent shall have only rejected one individual in the first instance, it shall be permitted to reject the replacement individual, in which case the Board of Directors of the Company shall select another individual (subject to the limitations set forth in Section 5.15(a)) in lieu of such rejected replacement individual.

                  SECTION 5.16.  Parent Officers.  The Board of
Directors of Parent shall take such corporate actions as are necessary to provide that, effective at the Effective Time of the Merger, Jack E. Thompson shall be appointed the Chief Executive Officer of Parent and Patrick M. James shall be appointed the President and Chief Operating Officer of Parent.


                                   ARTICLE VI

                              Conditions Precedent

                  SECTION 6.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a)  Company  Stockholder   Approval  and  Parent  Stockholder
Approval. The Company shall have obtained the Company Stockholder Approval and Parent shall have obtained the Parent Stockholder Approval.

                  (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders and employees pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that subject to the proviso in Section 5.05(a) each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities







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                                                                          66










or "blue sky" authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

                  (f) Pooling Letters. Parent shall have received a letter from Coopers & Lybrand LLP dated as of the Closing Date and addressed to Parent, and the Company shall have received a letter from Price Waterhouse LLP dated as of the Closing Date and addressed to the Company, in each case stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

                  (g) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary of any material portion of the business or assets of the Company, any Company Significant Subsidiary, Parent or any Parent
Significant Subsidiary or to compel the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary to dispose of or hold separate any material portion of the business or assets of the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation, (iv) seeking to prohibit Parent or any Parent Subsidiary from effectively controlling in any material respect the business or operations of the Company or the Company Significant Subsidiaries or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

                  SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver by

Parent on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.13(a) an executed copy of an agreement substantially in the form attached hereto as Exhibit A.

                  (d) Tax Opinion. Parent shall have received an opinion dated the Closing Date from Cravath, Swaine & Moore, counsel to Parent and Sub, in form and substance reasonably satisfactory to Parent, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Cravath, Swaine & Moore may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others.

                  (e) Absence of Company Material Adverse Effect. There shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect.

                  SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) Letters from Parent Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.13(b) an executed copy of an agreement substantially in the form attached hereto as Exhibit B.

                  (d) Tax Opinion. The Company shall have received an opinion dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom, LLP may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others.


                  (e) Absence of Parent Material Adverse Effect. There shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Parent Material Adverse Effect.


                                   ARTICLE VII

                        Termination, Amendment and Waiver

                  SECTION 7.01.  Termination.  This Agreement may be
terminated at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval:


                  (a)  by mutual written consent of Parent, Sub and the Company;

                  (b)  by either Parent or the Company:

              (i) if, at a duly held stockholders meeting of the Company or any adjournment thereof at which the Company Stockholder Approval is voted upon, the Company Stockholder Approval shall not have been obtained;

             (ii) if, at a duly held stockholders meeting of Parent or any adjournment thereof at which the Parent Stockholder Approval is voted upon, the Parent Stockholder Approval shall not have been obtained;

            (iii) if the Merger shall not have been consummated on or before June 30, 1997 (the "Outside Date"), unless the failure to consummate the Merger is the result of a wilful, Material Breach (as defined in Section 7.02(e)) of this Agreement by the party seeking to terminate this Agreement;

             (iv) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) or Section 6.03(a) or 6.03(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above);

                  (c) by either Parent or the Company in the event that any condition to the obligation of such party to effect the Merger set forth in
Section 6.01(f) or 6.02 (in the case of Parent) or Section 6.01(f) or 6.03 (in the case of the Company) is not capable of being satisfied prior to the Outside Date;

                  (d) by the Company, if the Board of Directors of the Company shall have approved, and the Company shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Company Takeover Proposal; provided, however, that (i) such Company Takeover Proposal was not solicited by the Company and did not otherwise result from a breach of Section 4.02(a), (ii) the Board of Directors of the Company shall have complied with the exception to the proviso contained in Section 4.02(c) in connection with such Company Takeover Proposal and (iii) no termination pursuant to this Section 7.01(d) shall be effective unless the Company shall simultaneously make the payment required by Section 7.02(a);

                  (e) by Parent, if the Board of Directors of Parent shall have approved, and Parent shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Parent Takeover Proposal; provided, however, that (i) such Parent Takeover Proposal was not solicited by Parent and did not otherwise result from a breach of Section 4.03(a), (ii) the Board of Directors of

Parent  shall have  complied  with the  exception  to the proviso  contained  in
Section 4.03(c) in connection with such Parent Takeover Proposal and (iii) no termination pursuant to this Section 7.01(e) shall be effective unless Parent shall simultaneously make the payment required by Section 7.02(b);

                  (f) by the Company,  if Parent's Board of Directors shall have
(i) failed to recommend to Parent's stockholders that they give the Parent Stockholder Approval, (ii) withdrawn or modified in a manner adverse to the Company its recommendation to Parent's stockholders that they give the Parent Stockholder Approval, or (iii) failed to reaffirm its recommendation to Parent's stockholders that they give the Parent Stockholder Approval within fourteen days after the Company has made a written request to Parent to do so (which written request may be made by the Company at any time after the public disclosure of a Parent Takeover Proposal); and

                  (g) by Parent,  if the Company's Board of Directors shall have
(i) failed to recommend to the Company's stockholders that they give the Company Stockholder Approval, (ii) withdrawn or modified in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval, or (iii) failed to reaffirm its recommendation to the Company's' stockholders that they give the Company Stockholder Approval within fourteen days after Parent has made a written request to the Company to do so (which written request may be made by Parent at any time after the public disclosure of a Company Takeover Proposal).

                  SECTION 7.02. Effect of Termination. (a) In the event that (i) any person shall make a Company Takeover Proposal that shall not have been withdrawn on the date of the Company's Stockholders' Meeting and thereafter this Agreement is terminated pursuant to Section 7.01(b)(i), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(d) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(g), then the Company shall pay to Parent a fee of $65,000,000, which amount shall be payable by wire transfer of same day funds, on the date of termination of this Agreement. The Company acknowledges that the agreements contained in this
Section 7.02(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Notwithstanding the foregoing, no payment need be made by the Company pursuant to this Section 7.02(a) if Parent shall be in Material Breach of its representations, warranties or covenants under this Agreement.

                  (b) In the event that (i) any person shall make a Parent Takeover Proposal that shall not have been withdrawn on the date of the Parent's Stockholders' Meeting and thereafter this Agreement is terminated pursuant to
Section  7.01(b)(ii),  (ii) this  Agreement is terminated by Parent  pursuant to
Section 7.01(e) or (iii) this Agreement is terminated by the Company pursuant to
Section 7.01(f), then Parent shall pay to the Company a fee of $65,000,000, which amount shall be payable by wire transfer of same day funds, on the date of termination of this Agreement. Parent acknowledges that the agreements contained in this Section 7.02(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement. Notwithstanding the foregoing, no payment need be made by Parent pursuant to this Section 7.02(b) if the Company shall be in Material Breach of its representations, warranties or covenants under this Agreement.

                  (c) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(i) or by Parent pursuant to
Section 7.01(b)(v), then (unless Section 7.02(a) is applicable) the Company shall reimburse Parent for all its reasonable out-of-pocket expenses (up to $5,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor. Notwithstanding the foregoing, no payment need be made by the Company pursuant to this Section 7.02(c) if Parent shall be in Material Breach of its representations, warranties or covenants under this Agreement.

                  (d) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(ii) or by the Company pursuant to Section 7.01(b)(v), then (unless Section 7.02(b) is applicable) Parent shall reimburse the Company for all its reasonable out-of-pocket expenses (up to $5,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation, therefor. Notwithstanding the foregoing, no payment need be made by Parent pursuant to this Section 7.02(d) if the Company shall be in Material Breach of its representations, warranties or covenants under this Agreement.

                  (e) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Sections 3.01(l) and 3.02(l), the second sentence of Section 5.04, Section 5.10, this
Section 7.02 and Article VIII and except to the extent that such termination results from a wilful, Material Breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement which has not been cured prior to the time of such termination. For purposes of this Agreement, a "Material Breach" shall mean a breach that is material by reference to (i) the breaching party and its subsidiaries, taken as a whole, (ii) the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in the manner contemplated by this Agreement or
(iii) the benefits expected to be received by the non-breaching party and its stockholders as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                  SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that after the Company Stockholder Approval or the Parent Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.04, the duly authorized designee of its Board of Directors.


                                  ARTICLE VIII

                               General Provisions

                  SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

                  SECTION 8.02.  Notices.  All notices, requests,
claims, demands and other communications under this Agreement shall be in writing (including by facsimile) and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                           Homestake Mining Company
                           650 California Street
                           San Francisco, CA 94108-2788

                           Phone:  (415) 981-8150
                           Fax:        (415) 397-0952

                           Attention: Wayne Kirk, Esq.

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Phone:  (212) 474-1000
                           Fax:  (212) 474-3700

                           Attention:  Richard Hall, Esq.

                  (b)      if to the Company, to

                           Santa Fe Pacific Gold Corporation
                           6200 Uptown Boulevard NE
                           Suite 400
                           Albuquerque, NM 87110

                           Phone:  (505) 880-5300
                           Fax:        (505) 880-5435

                           Attention:  Wayne Jarke, Esq.

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, NY 10022
                           Phone:  (212) 735-3000
                           Fax:  (212) 735-2000

                           Attention: Peter Allan Atkins, Esq.

                  SECTION 8.03.  Definitions.  For purposes of this
Agreement:

                  An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "person" means an individual, corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents referred to herein) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.07(b), 5.07(c), 5.08 and 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Parent Subsidiary, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Parent shall cause Sub to perform its obligations hereunder.

                  SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.


                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                            HOMESTAKE MINING COMPANY,

                                             by
                                             --------------------------
                                             Name:
                                             Title:


                                             HMGLD CORP.,

                                             by
                                             --------------------------
                                             Name:
                                             Title:


                                             SANTA FE PACIFIC GOLD
                                             CORPORATION,

                                             by
                                             --------------------------
                                             Name:
                                             Title:

                                                                  Exhibit B










                        [FORM OF PARENT AFFILIATE LETTER]



                                                                   [ ], 1996



Homestake Mining Company
650 California Street
San Francisco, CA 94108-2788

Ladies and Gentlemen:

                  This letter agreement (this "Agreement") is being delivered in accordance with Section 6.03(c) of the Agreement and Plan of Merger, dated as of December 8, 1996 (the "Merger Agreement"), by and among HOMESTAKE MINING COMPANY, a Delaware corporation ("Parent"), HMGLD Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SANTE FE PACIFIC GOLD CORPORATION, a Delaware corporation (the "Company"). The Merger Agreement provides, among other things, for the merger of Sub with and into the Company (the "Merger"), pursuant to which each share of the Common Stock, par value $0.01 per share ("Company Common Stock"), of the Company will be converted into the right to receive 1.115 shares of Common Stock, par value $1.00 per share ("Parent Common Stock"), of Parent on the basis described in the Merger Agreement.

                  1. The undersigned ("Stockholder") hereby represents, warrants, covenants and agrees as follows:

                  (a) Stockholder understands that as of the date of this letter Stockholder may be deemed to be an "affiliate" of the Company as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission (an "Affiliate").

                  (b) Stockholder has carefully read this letter and the Merger Agreement and has had an opportunity to discuss the requirements of such documents and any other applicable limitations upon Stockholder's ability to sell, transfer or otherwise dispose of Parent Common Stock with his counsel or counsel for the Company.

                  2.  Stockholder understands that the Merger may be
accounted for using the "pooling-of-interests" method and
that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the compliance by Stockholder with certain of the covenants and agreements, set forth herein. Accordingly, Stockholder further hereby represents and covenants that Stockholder has not, within the 30 days preceding the Effective Time of the Merger (as such term is defined in the Merger Agreement) sold, transferred or otherwise disposed of any shares of Parent Common Stock held by Stockholder and that it will not sell, transfer or otherwise dispose of any Parent Common Stock received by Stockholder in the Merger until after Parent shall have publicly released a report (the "Combined Financial Results Report") including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company. Stockholder understands that stop transfer instructions will be given to the transfer agents of Parent and the Company in order to prevent any breach of the covenants and agreements made by Stockholder in this Section 2, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Report.

                  3. Parent will publish the Combined Financial Results Report as promptly as practicable following the Merger, and in any event within 30 days after the end of the first full calendar month following the Merger.

                  4. Stockholder further understands and agrees that the representations, warranties, covenants and agreements of Stockholder set forth herein are for the benefit of Parent, the Company and the Surviving Corporation (as defined in the Merger Agreement) in the Merger and will be relied up by such entities and their respective counsel and accountants.

                  5. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgees holding the Shares as collateral. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement will thereupon automatically terminate.

                  Execution of this letter should not be considered an admission on the Stockholder's part that it is an "affiliate" of the Company as described in Section 1(a) of this Agreement.


                                         Very truly yours,


                                         ------------------------------
                                         Name:
                                         Address:


Agreed to and accepted:

HOMESTAKE MINING COMPANY


By:      ___________________________
         Name:
         Title:

                                                                  Exhibit A










                       [FORM OF COMPANY AFFILIATE LETTER]



                                                                    [ ], 1996



Homestake Mining Company
650 California Street
San Francisco, CA 94108-2788

Ladies and Gentlemen:

                  This letter agreement (this "Agreement") is being delivered in accordance with Section 6.02(c) of the Agreement and Plan of Merger, dated as of December 8, 1996 (the "Merger Agreement"), by and among HOMESTAKE MINING COMPANY, a Delaware corporation ("Parent"), HMGLD Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SANTA FE PACIFIC GOLD CORPORATION, a Delaware corporation (the "Company"). The Merger Agreement provides, among other things, for the merger of Sub with and into the Company (the "Merger"), pursuant to which each share of the Common Stock, par value $0.01 per share ("Company Common Stock"), of the Company will be converted into the right to receive 1.115 shares of Common Stock, par value $1.00 per share ("Parent Common Stock"), of Parent on the basis described in the Merger Agreement.

                  1.  The   undersigned   ("Stockholder")   hereby   represents,
warrants, covenants and agrees with respect to all Parent Common Stock received as a result of the Merger as follows:

                  (a) Stockholder understands that as of the date of this letter Stockholder may be deemed to be an "affiliate" of the Company as such term is
(i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the general rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission (an "Affiliate").

                  (b) Stockholder shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

                  (c) Stockholder has carefully read this letter and the Merger Agreement and has had an opportunity to discuss the requirements of such documents and any other applicable limitations upon Stockholder's ability to sell, transfer or otherwise dispose of Parent Common Stock with his counsel or counsel for the Company.

                  (d) Stockholder has been advised that the issuance of Parent Common Stock to Stockholder pursuant to the Merger has been registered with the Commission under the Act. However, Stockholder has also been advised that, since at the time the Merger was submitted to a vote of the stockholders of the Company, Stockholder may be deemed to have been an Affiliate of the Company and the distribution by Stockholder of Parent Common Stock has not been registered under the Act. Stockholder may not offer to sell, sell, transfer or otherwise dispose of Parent Common Stock issued to Stockholder in the Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no- action" letter obtained by Stockholder from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (e) Stockholder understands that Parent will give stop transfer instructions to Parent's transfer agents with respect to Parent Common Stock, that the Parent Common Stock issued to Stockholder will all be in certificated form and that the certificates therefor, or any substitutions thereof, will bear a legend substantially to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933
         APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [ ], 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND HOLLAND, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HOMESTAKE MINING COMPANY."

                  (f) Stockholder also understands that unless the transfer by Stockholder of Stockholder's Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

                           "THE SECURITIES  REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  (g) It is understood and agreed that the legends set forth in Sections 1(e) and 1(f) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date Stockholder acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date Stockholder acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by Stockholder from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to Stockholder.

                  2. Stockholder understands that the Merger may be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the compliance by Stockholder with certain of the covenants and agreements, set forth herein. Accordingly, Stockholder further hereby represents and covenants that Stockholder has not, within the 30 days preceding the Effective Time of the Merger (as such term is defined in the Merger Agreement) sold, transferred or otherwise disposed of any shares of Parent Common Stock held by Stockholder and that it will not sell, transfer or otherwise dispose of any Parent Common Stock received by Stockholder in the Merger until after Parent shall have publicly released a report (the "Combined Financial Results Report") including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company. Stockholder understands that stop transfer instructions will be given to the transfer agents of Parent and the Company in order to prevent any breach of the covenants and agreements made by Stockholder in this
Section 2, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Report.

                  3. Parent will publish the Combined Financial Results Report as promptly as practicable following the Merger, and in any event within 30 days after the end of the first full calendar month following the Merger.

                  4. Stockholder further understands and agrees that the representations, warranties, covenants and agreements of Stockholder set forth herein are for the benefit of Parent, the Company and the Surviving Corporation (as defined in the Merger Agreement) in the Merger and will be relied up by such entities and their respective counsel and accountants.

                  5. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgees holding the Shares as collateral. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement will thereupon automatically terminate.

                  Execution of this letter should not be considered an admission on the Stockholder's part that it is an "affiliate" of the Company as described in Section 1(a) of this Agreement.


                                       Very truly yours,

                                       ------------------------------
                                      Name:
                                      Address:

Agreed to and accepted:

HOMESTAKE MINING COMPANY


By:      ___________________________
         Name:
         Title: